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EXHIBIT 23.11


CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Clear Channel Communications, Inc. of our report dated February 26, 1999, except as to Note 3, which is as of March 15, 1999, relating to the consolidated financial statements of Capstar Broadcasting Corporation and subsidiaries which is included in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated November 18, 1999.



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Austin, Texas
February 17, 2000